UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2004
                                                 ----------------


                                 MEDIABAY, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


             FLORIDA                    1-13469              65-0429858
    ---------------------------        ----------         ---------------
   (State or other jurisdiction       (Commission         (I.R.S. Employer
        of incorporation)             File Number)       Identification No.)


          2 Ridgedale Avenue, Suite 300, Cedar Knolls, New Jersey 07927
          -------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (973) 539-9528
                                                   ----------------

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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibits.

         99.1 Press Release, dated March 30, 2004, issued by the registrant.

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 30, 2004, the registrant issued a press release in which it reported certain financial results for the fiscal year ended December 31, 1003. A copy of the press release is attached hereto as Exhibit
         99.1 and is incorporated hereby by reference. In addition, the following information was contained in a Form 12b-25 filing made by MediaBay on March 31, 2004:

         The registrant expects that its results of operations for the year ended December 31, 2003, as reflected in its consolidated statements of operations to be included in the Form 10-K for the year ended December 31, 2003, will reflect the following changes:

         A decrease in net sales to approximately $36.6 million for the year ended December 31, 2003 from approximately $45.7 million for the year ended December 31, 2002. The drop in sales was largely due to reduced sales at the registrant's Audio Book Club and in its wholesale sales of old-time radio products. Audio Book Club sales decreased by $8.0 million, to $26.4 million in 2003 from $34.4 million in 2002, principally due to a decrease in club membership as a result of a reduction in advertising expenditures for new members. The Audio Book Club spent $2.1 million to attract new members in 2003, down nearly 75% from the $8.3 million spent in this category in 2002. Wholesale sales of old-time radio products decreased principally due to reduced sales to three major customers in 2003.

         A net loss applicable to common shares of approximately $7.0 million for the year ended December 31, 2003, compared to a net loss of approximately $2.5 for the year ended December 31, 2002. The increase in net loss applicable to common stockholders was due primarily to lower sales for reasons described above. Included in the results for the year ended December 31, 2003 were a $0.8 million non-cash charge related to its terminated Audio Passages club, a $0.5 million charge for severance and other termination costs and $1.4 million tax expenses related to utilization of deferred tax assets. Results for the year ended December 31, 2002 included $1.2 million in write-downs to intangible assets and a $0.6 million tax expense related to utilization of deferred tax assets.

         Mainly as a result of the reduction in member marketing costs, the registrant generated $1.6 million in cash from operations during 2003, including repayment of $5.4 million in accounts payable and accrued expenses. Cash and cash equivalents were $683,000 on December 31, 2003 from $397,000 a year before.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             MEDIABAY, INC.


                                             By: /s/ John F. Levy
                                                 -------------------------------
                                                 John F. Levy
                                                 Executive Vice President and
                                                 Chief Financial Officer


Date:  April 1, 2004

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                                  EXHIBIT INDEX

                                   Description

99.1     Press Release of MediaBay dated March 30, 2004.